UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 19, 2016
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, CA  91803
Address of principal executive offices, including zip code

(626) 293-3400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                      Regulation FD Disclosure.

EMCORE Corporation, a New Jersey corporation (the “Company”), previously entered into a Tax Benefits Preservation Plan (the “Tax Benefits Preservation Plan”) designed to protect the Company’s ability to utilize its net operating losses and other tax assets to offset future income by discouraging any person or group (a “Person”) from becoming a 5% shareholder and dissuading existing 5% shareholders from acquiring additional Company equity securities. Under the Tax Benefits Preservation Plan and subject to certain specified exceptions, any Person that becomes a 5% shareholder of the Company without the prior written approval of the Company’s Board of Directors (the “Board”) becomes an “Acquiring Person,” thereby triggering certain effects of the Tax Benefits Preservation Plan. However, a Person will not be an Acquiring Person if the Board determines, prior to the close of business on the 10th business day after a Person becomes a 5% shareholder, in light of the intent and purposes of the Tax Benefits Preservation Plan or other circumstances facing the Company, that such Person shall not be deemed an Acquiring Person.

On April 7, 2016, certain affiliates of VIEX Capital Advisors, LLC and Eric Singer (collectively, “VIEX”) filed a Schedule 13D with the Securities and Exchange Commission (“Schedule 13D”) reporting their acquisition of approximately 7.6% of the outstanding shares of common stock of the Company. In a letter to the Company, dated April 7, 2016, VIEX informed the Company that its acquisition of more than 5% of the outstanding shares of the Company’s common stock was inadvertent and asked the Board to consider granting a waiver under the Tax Benefits Preservation Plan if it agreed not to acquire any additional shares of the Company’s common stock without the Board’s prior written consent for so long as the Tax Benefits Preservation Plan is in effect (the “Standstill Provision”).

On April 15, 2016, as permitted under the Tax Benefits Preservation Plan, the Board determined that VIEX will not be deemed an Acquiring Person within the meaning of the Tax Benefits Preservation Plan, provided that VIEX does not acquire any additional shares of the Company’s common stock during the remaining term of the Tax Benefits Preservation Plan without the prior written approval of the Board. Because of the action taken by the Board, the Rights (as defined in the Tax Benefits Preservation Plan) will not become exercisable as a result of VIEX’s acquisitions reported in the Schedule 13D. Since the Board’s determination was made based upon the facts and circumstances existing at this time, there are no assurances that the Board would reach the same determination in the future.

On April 18, 2016, VIEX delivered a letter to the Company in which it agreed to the Standstill Provision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: April 19, 2016	By: /s/ Mark B. Weinswig Name: Mark B. Weinswig Title: Chief Financial Officer